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                                                                    Exhibit 10.5

                               DATED 5, JULY 1999

                       SIGMA WIRELESS TECHNOLOGIES LIMITED

                                     - and -

                        CENTURION INTERNATIONAL, LIMITED

                                     - and -

                          CENTURION INTERNATIONAL, INC


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                              CONSULTANCY AGREEMENT

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                               PINSENT  - CURTIS




                                3 Colmore Circus
                                   Birmingham
                                     B4 6BH
                                Tel: 01212001050
                                Fax: 0121626 1040
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THIS AGREEMENT is made on 5 July 1999

BETWEEN:

(1) SIGMA WIRELESS TECHNOLOGIES LIMITED a company organised under the laws of Ireland of McKee Avenue, Finglas. Dublin 11, Ireland ("Consultant") and

(2) CENTURION INTERNATIONAL, LIMITED (Company No: 3400714) a company registered in England whose registered office is situated at 2A, Alton Business Park, Gatehouse Way, Aylesbury, Buckinghamshire RP19 3XU ("Client")

(3) CENTURION INTERNATIONAL, INC a company organised under the laws of Nebraska of 3425 North 44th Street, Lincoln, NE 68405 USA ("Guarantor")

WHEREAS:

(A) The Consultant is a former manufacturer of moulded products for the hand-held wireless communication industry and has considerable skill and experience in the industry.

(B) The parties have agreed that with effect from the Commencement Date the Consultant shall provide and the Client shall make use of certain consulting services described herein on the terms set out below.

IT IS AGREED as follows:

1.       TERM

         This Agreement shall commence on the date hereof ("Commencement Date") and shall continue in force until the second anniversary hereof and "Term" shall be construed accordingly.

         In the event that the Client terminates this Agreement prior to the expiry of the Term or commits a repudiatory breach (which shall include but not be limited to late payment of sums due and payable under the provisions of clause 5 herein) the sum of US$250,000, less any sums already paid up to the date of default or set off pursuant to clause 7 below shall be immediately due and payable notwithstanding the fact that an appropriate invoice has not been raised in accordance with the provisions of clause 5.1 below.

2.       CONSULTANCY SERVICES

2.1 The Consultant shall during the Term provide services and procure that the services of Tony Boyle c/o Sigma Wireless Technologies Limited (and other employees, if necessary) will be made available to undertake the following consultancy services ("Services") to the Client:

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                  "The provision of advice on and consultancy support for the
                  Client's moulded antennae business generally and specifically its customer relationship with Motorola";

         on dates to be agreed between the parties (if any) but not more than 12 days in any period of twelve months from the Commencement Date.

2.2 The Consultant and its agents and employees shall in the performance of the Services have and use reasonable care, skill and expertise.

2.3 The Client shall permit the Consultant reasonable access to its premises at all times upon reasonable prior notice in order for the Consultant to collect any items, assets or materials belonging to it after the date of this Agreement.

3.       LEGAL RELATIONSHIP

         The Consultant and its agents and employees shall provide the Services as independent contractors and not as employees, agents, partners or officers of the Client.

4.       CONFIDENTIALITY

4.1 In this Agreement "Confidential Information" means any information which is divulged to the Consultant or which comes to its knowledge in the course of or for the purposes of this Agreement and which is described by the Client in writing as such or the party divulging it as being of a confidential nature and/or which by reason of its nature or the circumstances or manner in which it comes to the Consultant's knowledge is apparently of such a nature but information shall not be or shall cease to be Confidential Information if and to the extent that it comes to be in the public domain other than as a result of the act or default of the Consultant or its agents or employees.

4.2 At no time during or after the Term shall the Consultant make use of Confidential Information for its own benefit or for that of any party other than the Client or disclose Confidential Information to any other person, firm or company other than with the authority of the Client.

4.3 Immediately upon the termination of this Agreement the Consultant shall deliver up to the Client all books, documents, correspondence, drawings, data, specifications, readable or computer or other machine readable data, flow charts, coding sheets, test data, test routines, diagnostic programs, software programs or other property belonging to the Client and the Consultant shall not retain copies thereof.

5.       CONSULTANCY FEES AND EXPENSES

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5.1      The Client shall pay to the Consultant fees ("Consultancy Fees") of US$
         125,000 (exclusive of VAT) per annum whether or not Consultancy
         Services are requested of the Consultant which shall be payable quarterly in arrears upon presentation to the Client of an invoice for the Consultancy Fees earned and any expenses incurred during the relevant quarter.

5.2 On receipt of an invoice for Consultancy Fees the Client shall pay the invoice together with any and all applicable VAT thereon within 10 days.

5.3 The Consultant shall not be entitled to any remuneration or other benefit in respect of the Consultancy Services other than the Consultancy Fees.

5.4 Subject to the Client's reasonable requirements with respect to reporting and documentation of expenses, the Client shall repay hotel travelling and out-of-pocket expenses incurred by the Consultant in providing the Consultancy Services including travelling to and from the premises of the Client or other place of assignment and in the case of the use of any private motor car for business purposes the Client shall reimburse the Consultant at the mileage rate allowed by the Client for the time being but except as provided above the Consultant shall not be entitled to be paid any expenses.

5.5 Interest at the rate of 3% per annum above the Lloyds TSB base rate shall accrue on all sums due under this Agreement which are not paid to the Consultant in accordance with the terms of this Agreement.

6.       SET-OFF

         Any amounts owed to Consultant by Client pursuant to this Agreement for the Consultant's provision of Services will be available to satisfy any claims for indemnification asserted by Client against Consultant pursuant to Section 8.2 of the Asset and Share Purchase Agreement ("the Purchase Agreement") dated as of 5 July 1999 to which the Client and the Consultant are parties. Upon receipt of the invoice referenced in clause 5.1 above, Client shall be obliged to pay Consultant only the amount reflected on such invoice; minus:

6.1 any amounts subtracted by virtue of Client's claims for indemnification under Section 8.2 of the Purchase Agreement; and

6.2 an amount equal to the sum of all unresolved claims, suits, actions or causes of action (and costs thereof) pending, alleged or instituted against Buyer or Target as of the date a particular payment under this Agreement is due and arising from the Excluded Liabilities (as such terms in this sub-clause are defined in the Purchase Agreement);

         provided that any and all sums so withheld shall be paid immediately with interest thereon calculated in accordance with the provisions of clause 5.5 above to the Consultant upon agreement or final determination in favour of the Consultant.

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7.       DEFAULT

         The sum of US$250,000 less any sum already paid under this Agreement and any funds set off pursuant to clause 7 above shall be forthwith repayable on the happening of any of the following events:

7.1 a petition being presented (and not withdrawn, stayed, discharged or set aside within 21 days of such presentation) or an effective resolution being passed or an order being made for the winding-up of the Client or in each case any similar or equivalent procedure in any jurisdiction other than England and Wales;

7.2 the appointment of an administrator or of an administrative receiver over any part of the undertaking assets or property of the Client or the levying of any distress or executions upon any of the assets or property of the Client which is not paid out within seven days of its being levied or in each case any similar or equivalent procedure in any jurisdiction other than England and Wales;

7.3 The Client becoming insolvent or unable to pay its debts (as defined in Section 123 Insolvency Act 1986) stops payment of its indebtedness or makes a general assignment for the benefit of, or composition with, its creditors or a moratorium is agreed or declared in respect of, or affecting, its indebtedness;

7.4      the Client ceasing or threatening to cease to carry on its business.

8.       NOTICES

8.1 Any notice given under this Agreement shall be in writing and shall be served on the Client at its registered office or on the Consultant at its registered office.

8.2 Any notice shall be taken to have been received on the date and time of its actual receipt except that if correctly addressed and stamped and sent by first class prepaid letter post it shall be taken to have been received on the third day after posting of it.

9.       GUARANTEE

9.1 In consideration of the entry of the Consultant into this Agreement the Guarantor hereby unconditionally and irrevocably guarantees to the Consultant on the terms of this clause 9 observance by the Client of its obligations under or pursuant to this Agreement and agrees to indemnify the consultancy against all reasonable losses, liabilities, costs, charges, expenses, actions, proceedings, claims and demands which the Consultant may suffer through or arising from any breach by the Client of such obligations.

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9.2      If and whenever the Client defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by the Client under or pursuant to this Agreement, the Guarantor shall upon demand perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Consultant as it would have received if such obligation or liability had been duly performed and satisfied by the Client.

9.3 This guarantee is to be a continuing guarantee and is in addition to and without prejudice to and not in substitution for any other rights or security which the Consultant may now or hereafter have or hold for the performance and observance of the obligations of the Client under or in connection with this Agreement.

9.4 As a separate and independent stipulation the Guarantor agrees that any obligation expressed to be undertaken by the Client (including, without limitation, any moneys expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Client by reason of any legal limitation, disability or incapacity on or of the Client or any other fact or circumstance (other than any material breach by the Client of this Agreement or any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor was the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

10.      ARBITRATION

10.1 Except as otherwise expressly provided herein, all claims or controversies between the parties (or their permitted assignees) arising out of or relating to this Agreement shall be finally determined by arbitration in accordance with the rules in effect from time to time of the Chartered Institute of Arbitrators in Ireland by one arbitrator (selected in default of agreement between the parties by the President for the time being of the Law Society of Ireland) who is knowledgeable concerning the law governing the dispute (which for the avoidance of doubt shall be the laws of England) and such arbitration shall constitute an arbitration for the purposes of the Arbitration Act 1954-1980.

10.2 The arbitration shall take place in Dublin, Ireland and the language of the arbitration shall be English.

10.3 The arbitrator shall be empowered to permit reasonable discovery and shall have the authority to award all forms of relief determined to be just and equitable. Any arbitral award rendered pursuant to this Clause 10 shall be final and binding on the Consultant, the Client and the Guarantor and may be enforced in any Court of competent jurisdiction. For this and any other purpose, each of the Consultant, the Client and the Guarantor (i) waives any bond, surety or other security that might be required of any other party in respect thereto, and (ii)

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         agrees that any part may make service on the other party by sending or delivering a copy of the proceeds to such party at the address and in the manner provided for the giving of notices in Section 11 below or in any other manner permitted by law.

10.4 All instances of arbitration, the costs of arbitration shall be borne by the unsuccessful party, except in the event that determination of success is not clear cut, in which case the cost of arbitration shall be allocated by the Arbitrator, having regard to the nature of the dispute, the contentions of the parties and his or her decision on the merits of the dispute.

11.      NOTICES

         All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied. Notices, demands and communications to the Client, the Consultant and the Guarantor will, unless another address is specified in writing, be sent to the address indicated below:

                  Notices to Consultant

                  Sigma Wireless Technologies Limited
                  McKee Avenue
                  Finglas, Dublin 11
                  Ireland
                  Attention:  Peter Crowley

                  with a copy to:

                  Pinsent Curtis
                  3 Colmore Circus
                  Birmingham, B4 6BH
                  Attention:  Barry Doherty

                  Notices to Client and Guarantor

                  Centurion International, Limited
                  2A Alton Business Park
                  Gatehouse Way
                  Aylesbury
                  Buckinghamshire, HP19 3XU
                  Attention:  Gary Kuck

                  with a copy to:

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                  Centurion International, Inc
                  3425 North 44th Street
                  Lincoln, NE 68504 USA
                  Attention:  Gary Kuck

                  with a copy to:

                  Kirkland & Willis International
                  International Financial Centre
                  Old Broad Street
                  London, EC2N 1HQ
                  Attention: Aaron Edward Alt

         Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail) but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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SIGNED by A BOYLE                       ) /s/ A Boyle
for and on behalf of SIGMA WIRELESS     )
TECHNOLOGIES LIMITED                    )
in the presence of:                     ) /s/ Peter Crowley

Signature of Witness:

Name of Witness:

Address:





SIGNED by GARY KUCK                     ) /s/ Gary L. Kuck
for and on behalf of CENTURION          )
INTERNATIONAL, LIMITED                  )
in the presence of:                     ) /s/ V. Stoiljkoic

Signature of Witness: /s/ Dennis J. Hellbusch

Name of Witness: /s/ Dennis J. Hellbusch


Address: 2140 S. 35th
         Lincoln, NE 68506
         USA




SIGNED by GARY KUCK                     ) /s/ Gary L. Kuck
for and on behalf of CENTURION          )
INTERNATIONAL, INC                      )
in the presence of:                     ) /s/ V. Stoiljkoic

Signature of Witness: /s/ Dennis J. Hellbusch

Name of Witness: /s/ Dennis J. Hellbusch

Address: 2140 S. 35th St.
         Lincoln, NE 68506
         USA

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